UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2006
InfraSource Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32164	03-0523754

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Sixth Street, Suite 300 Media, Pennsylvania	19063

(Address of principal executive offices)	(Zip Code)
(610) 480-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
2004 Omnibus Stock Incentive Plan, as amended
Form of Non-Qualified Stock Option Agreement
Form of Restricted Stock Award Agreement

Item 8.01 Other Events.
On October 26, 2006, the Board of Directors (the “Board”) of InfraSource Services, Inc. (the “Company”) approved changes to the Company’s 2004 Omnibus Stock Incentive Plan (the “Plan”) to (1) remove the right of the Plan Administrator to “reprice” outstanding stock option awards without stockholder consent; and (2) provide for net share issuance upon vesting of restricted stock, deferred stock and performance shares awards under the Plan. A copy of the Plan is filed as an exhibit to this Form 8-K. The Company also made changes to its standard agreements for stock option and restricted stock awards under the Plan, the forms of which are attached as exhibits to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
10.1	2004 Omnibus Stock Incentive Plan, as amended.

10.2	Form of Non-Qualified Stock Option Agreement

10.3	Form of Restricted Stock Award Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASOURCE SERVICES, INC.
(Registrant)

	By:		/s/ Deborah C. Lofton

Date: November 14, 2006		Name	Deborah C. Lofton
		Title:	Senior Vice President, General Counsel and Secretary